Richard A. Eisner & Company, LLP
                                               Accountants and Consultants
                                               575 Madison Avenue
                                               New York, NY 10022
                                               Tel 212 355-1700





February 5, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Netgateway, Inc.

Dear Sir or Madam:

We have read Netgateway's statements included under Item 4 of its Form 8-K dated February 5, 2002, and we agree with the statements contained with respect to our firm. We have no basis to agree or disagree with the information relating to Gran Thorton, LLP.

Very truly yours,

 /s/ Richard A. Eisner & Company, LLP

Richard A. Eisner & Company, LLP